Exhibit O

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints each of Joel F. Herold, Stephanie R. Gallina, Margaret R. Markman and Anthea L. Markstein of Cravath, Swaine & Moore LLP its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place, and stead, in any and all capacities, to sign and file this Statement on Schedule 13D and any and all amendments to the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

TRACTORS AND FARM EQUIPMENT LIMITED,

By:	/s/ Mallika Srinivasan
Name: Mallika Srinivasan
Title: Chairman

TAFE MOTORS AND TRACTORS LIMITED,

By:	/s/ Mallika Srinivasan
Name: Mallika Srinivasan
Title: Chairman

/s/ Mallika Srinivasan
Mallika Srinivasan

Dated: April 27, 2015.